UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2014, American Homes 4 Rent (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”), to announce that the Company had completed the acquisition of Beazer Pre-Owned Rental Homes, Inc. (“Beazer Rental Homes”). This Form 8-K amends and supplements the Initial Report to include certain historical financial statements of Beazer Rental Homes as required by Item 9.01(a) of Form 8-K and pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Company’s acquisition of Beazer Rental Homes.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

		Page

(a)	Financial Statements of Business Acquired — Beazer Pre-Owned Rental Homes, Inc. — as of December 31, 2013 and 2012, and for the years then ended.

	Independent Auditors’ Report	4

	Consolidated Balance Sheets	5
	Consolidated Statements of Operations	6
	Consolidated Statements of Changes in Shareholders’ Equity	7
	Consolidated Statements of Cash Flows	8
	Notes to Consolidated Financial Statements	9–16

(b)	Interim Condensed Consolidated Financial Statements of Business Acquired — Beazer Pre-Owned Rental Homes, Inc. — As of June 30, 2014 and December 31, 2013 and for the Six Months Ended June 30, 2014 and June 30, 2013 (Unaudited)	17

	Condensed Consolidated Balance Sheets	18
	Condensed Consolidated Statements of Operations	19
	Condensed Consolidated Statements of Cash Flows	20

	Notes to Interim Unaudited Condensed Consolidated Financial Statements	21–26

(c)	Pro Forma Condensed Consolidated Financial Information (Unaudited)

	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	27
	Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014	28
	Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2014	29
	Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	30
	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	31–33

(d)	Signatures	34

(e)	Exhibits

	23.1 Consent of Independent Auditors

INDEPENDENT AUDITORS’ REPORT

To Beazer Pre-owned Rental Homes, Inc.

We have audited the accompanying consolidated financial statements of Beazer Pre-Owned Rental Homes, Inc. and its subsidiaries (the “Company”) which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beazer Pre-Owned Rental Homes, Inc. and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the consolidated financial statements, the Company was acquired on July 1, 2014 by American Homes 4 Rent. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 15, 2014

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

REAL ESTATE PORTFOLIO:
Investments in rental properties	$212,211,349	$54,753,415
Less: Accumulated depreciation	(3,515,299)	(482,869)

Total real estate portfolio	208,696,050	54,270,546

CASH AND CASH EQUIVALENTS	13,927,928	80,084,787

RESTRICTED CASH	3,228,822	155,826

ACCOUNTS RECEIVABLE	680,110	714,267

FUNDS HELD IN ESCROW BY THIRD PARTIES	—	3,076,000

CONTRACT DEPOSITS REFUNDABLE	708,900	84,000

PREPAIDS AND OTHER ASSETS	776,357	109,292

DEFERRED FINANCING COSTS	3,338,569	—

COMPUTER EQUIPMENT — Net of accumulated depreciation	829,840	256,969

TOTAL ASSETS	$232,186,576	$138,751,687

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Accounts payable and accrued expenses	$1,900,859	$530,948
Tenant security deposits and prepaid rents	1,686,625	359,088
Dividends payable	—	50,000
Debt facility	96,839,033	—

Total liabilities	100,426,517	940,036

COMMITMENTS AND CONTINGENCIES (Note 3)

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 100 million shares authorized, 125 and 0 shares issued and outstanding at December 31, 2013 and 2012, respectively	1	—
Common stock, $0.01 par value, 300 million shares authorized, 7,669,417 and 7,575,663 shares issued and outstanding at December 31, 2013 and 2012, respectively	76,694	75,757
Additional paid-in capital	144,745,038	141,535,881
Accumulated deficit	(13,061,674)	(3,799,987)

Total shareholders’ equity	131,760,059	137,811,651

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$232,186,576	$138,751,687

The accompanying notes are an integral part of these consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

REVENUES:
Rental revenues	$9,822,036	$2,661,580
Commission revenues	166,913	355,946
Interest income	20,497	60,841

Total revenues	10,009,446	3,078,367

EXPENSES:
Property operating and maintenance expense	2,764,899	469,912
Real estate taxes	1,244,842	215,159
Homeowners association fees	551,677	184,602
Leasing and marketing expenses	414,097	44,975
General and administrative	4,771,682	2,428,105
Acquisition expense	887,953	—
Interest expense	2,345,989	—
Amortization expense for equity compensation	3,143,904	2,820,154
Depreciation expense	3,146,090	715,447

Total expenses	19,271,133	6,878,354

NET LOSS	$(9,261,687)	$(3,799,987)

The accompanying notes are an integral part of these consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Owning	Shareholders’ Capital
	Member’s					Additional
	Interest	Preferred Stock		Common Stock		Paid-In	Accumulated
	(Note 1)	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance as of December 31, 2011	$18,914,655	—	$—	—	$—	$—	$(745,185)	$18,169,470

Owning member contribution	2,328,640	—	—	—	—	—	—	2,328,640

Owning member share issuance (Note 1)	(21,243,295)	—	—	1,000,000	10,000	21,233,295	—	—

Investments from shareholders	—	—	—	6,366,500	63,665	119,053,580	—	119,117,245

Issuance costs	—	—	—	—	—	(1,302,923)	—	(1,302,923)

Vesting of restricted stock units	—	—	—	61,833	619	(619)	—	—

Founders’ shares vested	—	—	—	147,330	1,473	(1,473)	—	—

Stock compensation and Founders shares amortization	—	—	—	—	—	2,820,154	—	2,820,154

Dividend to common shareholders	—	—	—	—	—	(50,000)	—	(50,000)

Other	—	—	—	—	—	(216,133)	745,185	529,052

Net loss	—	—	—	—	—	—	(3,799,987)	(3,799,987)

Balance as of December 31, 2012	—	—	—	7,575,663	75,757	141,535,881	(3,799,987)	137,811,651

Vesting of restricted stock units	—	—	—	93,754	937	(937)	—	—

Stock compensation and Founders shares amortization	—	—	—	—	—	3,143,904	—	3,143,904

Issuance of preferred stock — net of issuance costs	—	125	1	—	—	81,815	—	81,816

Dividends to preferred shareholders	—	—	—	—	—	(15,625)		(15,625)

Net loss	—	—	—	—	—	—	(9,261,687)	(9,261,687)

Balance as of December 31, 2013	$—	125	$1	7,669,417	$76,694	$144,745,038	$(13,061,674)	$131,760,059

The accompanying notes are an integral part of these consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,261,687)	$(3,799,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,146,090	715,447
Amortization expense for equity compensation	3,143,904	2,820,154
Amortization of deferred financing costs	726,942	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	154,951	(585,124)
Increase in prepaids and other assets	(667,065)	(165,545)
Increase in accounts payable and accrued expenses	1,369,911	377,639
Increase in tenant security deposits and prepaid rents	1,206,743	359,088

Net cash used in operating activities	(180,211)	(278,328)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of properties	(146,335,438)	(36,204,378)
Additions to properties	(11,122,496)	(670,376)
(Increase) decrease in funds held in escrow by third parties	3,076,000	(2,902,343)
Increase in contract deposits refundable	(624,900)	(71,500)
Increase in restricted cash	(3,072,996)	(155,826)
Other capital expenditures	(686,531)	(278,310)

Net cash used in investing activities	(158,766,361)	(40,282,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Credit Facility	96,839,033	—
Proceeds from Bridge Loan	38,000,000	—
Repayment of Bridge Loan	(38,000,000)	—
Payment of deferred finance costs	(4,065,510)	—
Capital contribution from Owning Member	—	2,328,640
Issuance Costs - Initial Private Offering	—	(800,037)
Proceeds from issuance of common stock	—	119,117,245
Proceeds from issuance of preferred stock	81,815	—
Dividends paid to common shareholders	(50,000)	—
Dividends paid to preferred shareholders	(15,625)	—

Net cash provided by financing activities	92,789,713	120,645,848

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(66,156,859)	80,084,787

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	80,084,787	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,927,928	$80,084,787

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY:
Increase in security deposits held by/due from Rental Manager	$120,794	$42,220

Prepaid Issuance costs — initial private offering	$—	$502,886

Noncash net assets received for common stock	$—	$20,169,123

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR — Interest payments	$2,152,129	$—

The accompanying notes are an integral part of these consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1.                      ORGANIZATION AND BASIS OF PRESENTATION

Organization — Beazer Pre-Owned Rental Homes, Inc. (the “Company”) was formed as a corporation under the laws of the state of Maryland for the purpose of acquiring, refurbishing and leasing recently constructed, previously owned homes within select communities in the United States. The Company elected to operate as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the Company’s taxable year ended December 31, 2012.

The Company, through its REIT subsidiary, Beazer Pre-Owned Homes LLC (“Beazer LLC”) owned 1,267 homes of which 1,108, or 87%, were leased, and 449 homes of which 352, or 78%, were leased in Arizona, Nevada, California and Florida, as of December 31, 2013 and 2012, respectively. Prior to December 1, 2013, the Company contracted with an unrelated third-party to manage certain of the rental properties of the Company (the “Rental Manager”). Effective December 1, 2013, all properties are managed by a wholly owned subsidiary of the Company.

On May 3, 2012 as sole owning member of Beazer LLC, Beazer Homes USA, Inc. (“Beazer Homes”) contributed Beazer LLC in exchange for shares of the Company’s common stock. At the time of contribution Beazer LLC held approximately $20.1 million of investments in real estate property and amounts of working capital. Because the contribution of Beazer LLC to the Company was amongst entities under common control, the accompanying financial statements do not reflect a basis change for assets and liabilities contributed. In addition, the consolidated financial statements for the year ended December 31, 2012 include the activities of Beazer LLC for the period prior to the May 3, 2012 contribution.

Also on May 3, 2012, the Company, in its initial private stock offering, received approximately $119 million in cash in exchange for shares of its common stock issued to unrelated investors.

Basis of Presentation — The Company’s fiscal year end is December 31. The accompanying consolidated financial statements include the accounts of the Company as of and for the years ended December 31, 2013 and 2012. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Real Estate — Property acquired not subject to an existing lease is accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs, and allocated between land and building and improvements based upon their relative fair values at the date of acquisition. Property acquired with an existing lease is recorded as a business combination. For property acquisitions accounted for as business combinations, the land, building and improvements and the existing lease are recorded at fair value at the date of acquisition, with acquisition costs expensed as incurred.

Costs related to the construction and improvement of properties prior to rental are capitalized. Our policy with respect to capital expenditures is generally to capitalize expenditures that improve the value of the property or extend the life of the component asset of the property. Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements. Costs incurred on a rental turnover due to normal wear and tear by the tenant are expensed as incurred. Ordinary repairs and maintenance during the rental period are expensed as incurred. When retired or otherwise disposed of, the related asset cost and accumulated depreciation are cleared from the respective accounts and the net difference, less any amount realized from disposition, is reflected in the consolidated statement of operations.

The Company capitalizes interest for properties undergoing renovation activities. Capitalized interest associated with the Company’s renovation activities totaled $661,518 and $0 for the years ended December 31, 2013 and 2012, respectively.

Management reviews its long-lived assets used in operations for impairment when, in accordance with the authoritative guidance for the impairment or disposal of long-lived assets (“ASC 360-10”), there is an event or change in circumstances that indicates an impairment in value. An asset is considered potentially impaired when the undiscounted future cash flows are not sufficient to recover the asset’s carrying value. If such indicator of impairment is present, an impairment loss is recognized to the extent the carrying amount of the asset exceeds its fair value. We record assets held for sale at the lower of carrying value or fair value less costs to sell. The following criteria are used to determine if an asset is held for sale: management has the authority and commits to a plan to sell the asset, the asset is available for sale in its current condition, the sale is probable within one year and the property is being actively marketed at a reasonable price point.

Depreciation of Real Estate — Depreciation is computed on a straight-line basis at rates based on the estimated useful life of the asset. Buildings, improvements and equipment are depreciated over 7 to 40 years, beginning the month the property is rentable. Accumulated depreciation as of December 31, 2013 and 2012 was $3,515,299 and $482,869 respectively.

Cash and Cash Equivalents and Restricted Cash — Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. All of the Company’s cash and cash equivalents, including cash reserved for capital expenditures, are held at major commercial banks which at times may exceed the Federal Deposit Insurance Corporation limit of $250,000. Restricted cash consists of cash restricted by contractual requirements associated with our credit facility.

Accounts Receivable — Accounts receivable includes amounts receivable from the Rental Manager, tenants, employees, miscellaneous receivables from non-affiliated entities and security deposits paid by tenants and held by the Rental Manager. We evaluate the collectability of accounts receivable and establish an allowance for accounts greater than 60 days past due, as applicable.

Funds Held in Escrow by Third Parties — In order fund property acquisitions and to accommodate local and state auction payment requirements, the Company has placed funds with third parties. These funds are fully refundable to the Company.

Amortization of Deferred Financing Costs — Amortization is computed on a straight-line basis, which approximates the effective interest method and is included in interest expense. Unamortized deferred financing costs are charged to expense upon the early repayment or extinguishment of the related financing.

Depreciation of Computer Equipment — Depreciation is computed on a straight-line basis at rates based on the estimated useful life of the asset. Equipment used in the operations of the business is depreciated over a period of 3 to 5 years. Accumulated depreciation as of December 31, 2013 and 2012 was $97,215 and $21,340 respectively.

Tenant Security Deposits and Prepaid Rents — Security deposits received from tenants are recorded as a liability on the Company’s consolidated balance sheet. For properties managed by the Rental Manager, security deposits received from tenants are held by the Rental Manager, but are a liability of the Company. As such, the Company has recorded these deposits as an asset and a liability on the Company’s consolidated balance sheet.

Revenue Recognition — Pre-owned homes are rented under leases generally with a one year term. Rental income is recognized on a straight-line basis over the related lease term. As a result, deferred income is recorded whenever the tenant prepays his/her rental obligation. The Company recognizes such prepayments as deferred income until earned and amounts are presented in the consolidated balance sheets as tenant security deposits and prepaid rents. The Company sometimes acts as the buy-side broker in the purchase of rental homes and may receive a commission ranging from 2% to 3% of the purchase price. The Company recognizes these commissions as revenue when earned.

Equity Compensation — The Company accounts for stock-based compensation in accordance with guidance provided under ASC 505-50, Equity-Based Payment to Non-Employees, and ASC 718, Stock Compensation. The Company calculates the fair value of equity compensation instruments at the date of grant based on estimates of their expected term, the expected volatility of and dividend yield on our common stock over this expected term and a market risk-free rate of return. The grant date fair value of restricted stock units and founders’ shares is based upon the price of shares received in stock offerings immediately preceding the grant. The Company recognizes amortization expense for equity compensation, net of estimated forfeitures, over the vesting period.

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value Measurements — We have no assets or liabilities that are required to be measured at fair value on a recurring basis. The fair value of our cash and cash equivalents, restricted cash, cash held in escrow, accounts receivable, contract deposits refundable, prepaids and other assets, accounts payable and accrued expenses and tenant security deposits and prepaid rents approximate their carrying amounts due to the relatively short-term nature of these assets and liabilities. As discussed above, certain of our assets are required to be recorded at fair value on a non-recurring basis when events and circumstances indicate that the carrying value may not be recoverable. We review our long-lived assets, including real estate assets, for recoverability when factors indicate that an impairment may exist. No impairments were recorded during the years ended December 31, 2013 and 2012.

Income Taxes — The Company has elected to be taxed as a REIT under the Internal Revenue Code, or the Code, and the corresponding provisions of state law. To continue to qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to shareholders. The Company intends to operate in such a manner as to maintain its election for treatment as a REIT. Even with a qualified REIT status, the Company may be subject to some federal, state and local taxes on its income or property and income of its taxable REIT subsidiaries, if any will be subject to taxation at regular corporate rates.

3.                      COMMITMENTS AND CONTINGENCIES

Commitments — As of December 31, 2013 and 2012, the Company’s REIT subsidiary had entered into contracts to purchase 11 and 7 pre-owned homes in Arizona, California, Florida and Nevada totaling approximately $1.7 million and $1.1 million, respectively. These amounts relate to purchase contracts which may be cancelled prior to closing.

Contingencies — In the ordinary course of its business, the Company may be subject to claims related to personal injury or property damage, most of which would be covered by liability insurance. Various claims of employment and tenant discrimination may also be periodically brought, most of which would also be covered by insurance. As of December 31, 2013, the Company did not have any such claims that were both reasonably possible and reasonably estimable.

4.                      RELATED PARTY TRANSACTIONS

The Company sublet office space from our shareholder, Beazer Homes, until October 31, 2013. During the years ended December 31, 2013 and 2012 the Company had incurred approximately $63,037 and $37,260, respectively for rent under the sublease. In May 2012, the Company entered into a transition services agreement with Beazer OpCo, a subsidiary of Beazer Homes. Under this agreement, Beazer OpCo provided the Company with an interim Chief Financial Officer through March 2013 and various back office and administrative support on an as-needed basis. This support is in functional areas such as tax, accounting, treasury, cash management, human resources, payroll, financial reporting and environmental and safety compliance and is provided at Beazer OpCo’s cost. Beazer OpCo elected to not charge the Company for services provided under the transition services agreement during the period ended December 31, 2013 and December 31, 2012. As of December 31, 2013 and 2012, the Company had outstanding employee receivables in the amount of $244,886 and $395,274, respectively for taxes paid by the Company on behalf of employees related to the vesting of certain stock awards (Note 10). The December 31, 2013 balance of $395,274 was paid in full in February 2014.

5.                      SUMMARY OF THE REAL ESTATE PORTFOLIO

As of December 31, 2013 and December 31, 2012, the Company’s real estate portfolio consisted of the following:

	Arizona	California	Florida	Nevada	Total

Properties owned	357	152	566	192	1,267
Properties rented	339	135	450	184	1,108

Land	$6,283,056	$7,519,144	$20,823,298	$3,865,218	$38,490,716
Buildings	36,859,111	25,210,305	76,985,508	21,700,712	160,755,636
Improvements	2,470,506	2,228,674	6,693,128	1,572,689	12,964,997

Investment in rental properties at December 31, 2013	$45,612,673	$34,958,123	$104,501,934	$27,138,619	$212,211,349

	Arizona	California	Florida	Nevada	Total

Properties owned	303	10	3	133	449
Properties rented	240	3	1	108	352

Land	$5,175,726	$267,956	$74,426	$2,300,060	$7,818,168
Buildings	30,257,437	1,563,635	436,700	13,496,491	45,754,263
Improvements	773,330	53,892	15,891	337,871	1,180,984

Investment in rental properties at December 31, 2012	$36,206,493	$1,885,483	$527,017	$16,134,422	$54,753,415

6.                      BRIDGE LOAN

On May 15, 2013, the Company entered into a credit agreement (the “Bridge Loan”) for up to $50 million. The Bridge Loan had an initial term of six months with a portion of the interest payable quarterly and a portion payable at maturity or early termination. The Bridge Loan was secured by a pledge of the equity interests of certain subsidiaries and a security interest in all personal property of the Company. The Bridge Loan was fully recourse to the Company.

On July 31, 2013, the Company terminated the Bridge Loan and paid the balance in full using proceeds from a new credit facility (Note 7).

7.                      CREDIT FACILITY

On July 31, 2013, certain subsidiaries of the Company entered into a new revolving credit facility of up to $200 million with initial commitments of $190 million from a syndicate of banks. Each of the borrowers under the credit facility, Beazer Pre-Owned Homes LLC and Beazer Pre-Owned Homes II LLC, as well as one of the guarantors under the facility, POH Financing Trust Owner, LLC, is a special purpose, bankruptcy remote entity meaning that such entity’s assets and credit (in amounts no greater than the Company’s outstanding borrowings) are not available to satisfy the debts and other obligations of either the Company or any other affiliate or entity. All amounts outstanding under the credit facility are collateralized by the equity interests of certain of the Company’s subsidiaries. The amounts outstanding under the credit facility and certain obligations contained therein are guaranteed by the Company only in the case of certain bad acts (including bankruptcy) and for completion of certain property renovations, as outlined in the credit documents.

Under the credit facility, the borrowers are able to draw up to 65% of the aggregate value of the eligible stabilized properties (55% for non-stabilized properties) based on the lesser of (a) the value or (b) the original purchase price plus certain renovation and other capitalized costs of the properties. The credit facility matures in July 2016 and bears interest at a varying rate of LIBOR, plus 3.25%. The credit facility will be used for the acquisition, financing and renovation of properties and other general purposes.

The credit facility does not contractually restrict the Company’s ability to pay dividends but certain covenants contained therein may limit the amount of cash available for distribution. The credit facility requires that the borrowers meet certain quarterly financial tests and contain customary events of default for a facility of this type, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness. Certain provisions of the credit facility require the Company to reserve cash for property renovations, interest, property repairs, insurance payments and tax payments. These reserves are presented within restricted cash on the Company’s consolidated balance sheet.

Our ability to borrow under the credit facility is subject to our compliance with a number of customary financial and other covenants on an ongoing basis including; a leverage ratio not to exceed 65% on stabilized properties, a leverage ratio of not greater than 55% on non-stabilized properties, a debt service coverage ratio of not less than 1.4 to 1.0, a debt yield of not less than 7.0% as well as minimum liquidity and net worth covenants. We are in compliance with all financial and other covenants at December 31, 2013.

Costs incurred in the placement of the Company’s debt are being amortized using the straight line method over the term of the related debt. For the year ended December 31, 2013, the Company incurred deferred financing costs of $4,065,510 in connection with its revolving credit facility. Amortization expense for the year ended December 31, 2013 was $726,942 and was recorded as interest expense in the consolidated statements of operations.

8.                      PREFERRED STOCK

In January 2013, in order to comply with IRS rules which require REITs to have at least 100 shareholders, the Company issued 125 shares of 12.5% Series A Cumulative Non-Voting Preferred Stock to a select group of individual investors for $1,000 per share. These investors were deemed to be “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933. Holders of the Series A Preferred Stock will only be entitled to limited voting rights and will not be entitled to participate in or otherwise direct the management of the Company. The preferred stock is only redeemable at the option of the Company or upon a liquidation event.

9.                      DIVIDENDS

In December 2012, the Company’s board of directors declared a dividend on its common stock. The dividend totaled $50,000, or $0.0066 per share, and was paid on January 25, 2013 to all holders of common stock of record as of December 31, 2012. During the year ended December 31, 2013, the Company paid dividends in the amount of $15,625 to holders of our preferred stock.

10.               EQUITY COMPENSATION

Restricted Stock Unit Grants — As of December 31, 2013 and 2012, the Company had granted a total of 246,432 and 219,432 shares, respectively, of restricted stock units to certain of its executives and non-employee board members. Each restricted stock unit converts to one share of common stock upon vesting. The restricted stock units generally vest ratably over three years or earlier upon attainment of certain performance criteria. As of December 31, 2013 and 2012, 93,754 and 61,833 restricted stock units, respectively, vested and were converted to common stock. Compensation cost in the amount of approximately $1.6 million and $2.1 million was recognized for the years ended December 31, 2013 and 2012 respectively, related to vested and unvested restricted stock units. Unrecognized compensation expense was $1.4 million and $2.3 million as of December 31, 2013 and 2012 respectively. The unrecognized compensation expense is expected to be recognized over a weighted average period of 1.2 years and 1.8 years respectively. There were 90,845 and 157,599 in unvested restricted stock units outstanding at December 31, 2013 and 2012, respectively.

Founder’s Share Grants — In connection with the common stock offerings completed in 2012 and in connection with Beazer Homes service under the transition services agreement (Note 5), the Company granted shares of restricted stock units to Beazer Homes in accordance with the terms of Company’s Founder’s Share Grant Award dated May 3, 2012 (Founder’s share units). Each Founder’s share unit converts to one share of common stock upon vesting. In accordance with the terms of this award agreement, Founder’s share units vest as follow: one-third upon completion of the applicable common stock offering, one-sixth each upon the first and second anniversaries of the IPO Decision Date, as defined in the grant agreement, and one-third upon the Company reaching a defined level of profitability. No value was assigned to grants vesting immediately in connection with the common stock offerings. For the remainder of the grants, the Company records the fair value of restricted stock unit awards based upon the closing stock price on the trading day immediately preceding the date of grant. The fair value per share was deemed to be $20.00 per share (based on the offering price to third-party investors preceding the grant date). As of December 31, 2012, 147,330 Founder’s share units had vested and had been converted to common stock. No Founder’s share units vested during the year ended December 31, 2013. Compensation cost in the amount of approximately $1.3 million and $0.7 million was recognized for the years ended December 31, 2013 and 2012 respectively, related to vested and unvested Founder’s share units. Unrecognized compensation expense was $3.9 million and $5.2 million as of December 31, 2013 and 2012, respectively, which is expected to be recognized over a weighted average period of 1.1 years and 1.5 years respectively. There were 294,660 unvested Founder’s Share units outstanding at December 31, 2013 and 2012.

Stock Options — During the years ended December 31, 2013 and 2012, the Company issued stock options to purchase 15,500 and 89,870 shares of common stock to certain executives. The exercise price for all options is equal to the value of the stock on the grant date. The stock options vest ratably over three years or earlier upon attainment of certain performance criteria and expire on the tenth anniversary from the date the options were granted. The Company calculated the per-share fair value of the stock options granted using the Black-Scholes method. The underlying valuation assumptions were:

Dividend yield	4.75%
Expected volatility	55.29%
Risk-free interest rate	0.82%
Expected option term (years)	5

Since the Company has no operating history in the public equity market, the expected volatility assumption was derived from the observed historical volatility of the common stock prices of a select group of peer companies within the REIT industry that most closely approximate the Company’s size, capitalization, leverage, line of business and geographic focus markets.

The risk-free rate assumption was obtained from the treasury constant maturities nominal yield table obtained from the Federal Reserve. There were 88,034 and 89,870 in unvested stock options outstanding at December 31, 2013 and 2012. The fair value of the stock options was calculated to be $5.00 and $6.48 per share during the years ended December 31, 2013 and 2012, respectively, and will be amortized over the applicable vesting period of each grant. Compensation cost in the amount of $198,472 and $100,000 was recognized for the years ended December 31, 2013 and 2012, respectively, related to vested and unvested stock options.

11.               SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 15, 2014, which represents the date the financial statements were issued. Except as disclosed herein, no other subsequent events were identified.

On July 1, 2014, the Company was acquired by American Homes 4 Rent in exchange for 8,158,001 Class A common shares in American Homes 4 Rent, $5.0 million of cash to be held in an indemnification escrow and extinguishment of approximately $108.2 million outstanding under the Company’s credit facility.

On June 30, 2014 the Company fully redeemed all 125 shares of the Preferred Stock. As of June 30, 2014 there was no preferred stock outstanding.

* * * * * *

Beazer Pre-Owned Rental Homes, Inc.

Unaudited Interim Condensed Consolidated Financial Statements (Prepared in accordance with US GAAP) as of June 30, 2014 and December 31, 2013, and for the Six-Month Periods Ended June 30, 2014 and June 30, 2013

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

REAL ESTATE PORTFOLIO:
Investments in rental properties	$234,270,862	$212,211,349
Less: Accumulated depreciation	(6,128,185)	(3,515,299)

Total real estate portfolio	228,142,677	208,696,050

CASH AND CASH EQUIVALENTS	7,850,508	13,927,928

RESTRICTED CASH	4,598,294	3,228,822

ACCOUNTS RECEIVABLE	369,906	680,110

CONTRACT DEPOSITS REFUNDABLE	72,000	708,900

PREPAIDS AND OTHER ASSETS	589,969	776,357

DEFERRED FINANCING COSTS	2,690,961	3,338,569

COMPUTER EQUIPMENT — net of accumulated depreciation	1,168,325	829,840

TOTAL ASSETS	$245,482,640	$232,186,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Accounts payable and accrued expenses	$1,669,768	$1,900,859
Tenant security deposits and prepaid rents	1,952,083	1,686,625
Debt facility	112,696,123	96,839,033

Total liabilities	116,317,974	100,426,517

COMMITMENTS AND CONTINGENCIES (NOTE 3)

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 100 million shares authorized, 0 and 125 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	1
Common stock, $0.01 par value, 300 million shares authorized, 7,692,289 and 7,669,417 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	76,922	76,694
Additional paid-in capital	145,582,743	144,745,038
Accumulated deficit	(16,494,999)	(13,061,674)

Total shareholders’ equity	129,164,666	131,760,059

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$245,482,640	$232,186,576

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2014 AND 2013

(Unaudited)

	2014	2013

REVENUES:
Rental revenues	$9,754,585	$3,039,556
Commission revenues	18,571	119,163
Interest income	1,094	15,678

Total revenues	9,774,250	3,174,397

EXPENSES
Property operating and maintenance expense	2,507,002	808,938
Real estate taxes	1,217,419	410,724
Homeowners association fees	474,015	199,165
Leasing and marketing expenses	236,226	141,703
General, administrative, and acquisition costs	2,286,070	2,332,964
Interest expense	2,565,246	511,437
Amortization expense for equity compensation	1,237,305	1,755,772
Depreciation expense	2,684,292	932,650

Total expenses	13,207,575	7,093,353

NET LOSS	$(3,433,325)	$(3,918,956)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2014 AND 2013

(Unaudited)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,433,325)	$(3,918,956)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,684,292	932,650
Amortization expense for equity compensation	1,237,305	1,755,772
Amortization of deferred financing costs	648,001	—
Changes in assets and liabilities:
Decrease in accounts receivable	310,204	138,274
Increase in prepaids and other assets	(80,978)	(842,557)
Increase (decrease) in accounts payable and accrued expenses	(231,091)	1,588,762
Increase in tenant security deposits and prepaid rents	265,458	46,273

Net cash provided by (used in) operating activities	1,399,866	(299,782)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and additions to properties	(22,059,513)	(95,796,787)
Increase in funds held in escrow by third parties	—	(717,695)
Increase (decrease) in contract deposits refundable	636,900	(1,216,157)
Increase in restricted cash	(1,369,472)	(330,166)
Other capital expenditures	(396,584)	(272,403)

Net cash used in investing activities	(23,188,669)	(98,333,208)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Credit Facility	20,646,136	—
Repayments on Credit Facility	(4,789,046)	—
Proceeds from Bridge Loan	—	25,000,000
Payment of deferred finance costs	(393)	—
Proceeds from issuance of common stock	—	—
Proceeds from issuance of preferred stock	—	81,815
Redemption of preferred stock	(145,314)	—
Dividends paid to common shareholders	—	(50,000)
Dividends paid to preferred shareholders	—	(7,812)

Net cash provided by financing activities	15,711,383	25,024,003

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,077,420)	(73,608,987)

CASH AND CASH EQUIVALENTS — Beginning of period	13,927,928	80,084,787

CASH AND CASH EQUIVALENTS — End of period	$7,850,508	$6,475,800

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEAZER PRE-OWNED RENTAL HOMES, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013, AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2014 AND 2013

(Unaudited)

1.                      ORGANIZATION AND BASIS OF PRESENTATION

Organization — Beazer Pre-Owned Rental Homes, Inc. (the “Company”) was formed as a corporation under the laws of the state of Maryland for the purpose of acquiring, refurbishing and leasing recently constructed, previously owned homes within select communities in the United States. The Company elected to operate as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the Company’s taxable year ended December 31, 2012.

The Company, through its REIT subsidiary, Beazer Pre-Owned Homes LLC (“Beazer LLC”) owned 1,372 homes of which 1,284, or 94%, and 1,267 homes of which 1,108, or 87%, were leased in Arizona, Nevada, California and Florida, as of June 30, 2014 and as of December 31, 2013 respectively. Prior to December 1, 2013, the Company has contracted with an unrelated third-party to manage certain of the rental properties of the Company (the “Rental Manager”). Effective December 1, 2013, all properties are managed by a wholly owned subsidiary of the Company.

Basis of Presentation — The accompanying interim, unaudited, condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. These financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly our financial position as of June 30, 2014, our results of operations for the six months ended June 30, 2014 and 2013, and cash flows for the six months ended June 30, 2014 and 2013. The results reported in these consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Real Estate — Property acquired not subject to an existing lease is accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs, and allocated between land and building and improvements based upon their relative fair values at the date of acquisition. Property acquired with an existing lease is recorded as a business combination. For property acquisitions accounted for as business combinations, the land, building and improvements and the existing lease are recorded at fair value at the date of acquisition, with acquisition costs expensed as incurred.

Costs related to the construction and improvement of properties prior to rental are capitalized. Our policy with respect to capital expenditures is generally to capitalize expenditures that improve the value of the property or extend the life of the component asset of the property. Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements. Costs incurred on a rental turnover due to normal wear and tear by the tenant are expensed as incurred. Ordinary repairs and maintenance during the rental period are expensed as incurred. When retired or otherwise disposed of, the related asset cost and accumulated depreciation are cleared from the respective accounts and the net difference, less any amount realized from disposition, is reflected in the consolidated statement of operations.

Management reviews its long-lived assets used in operations for impairment when, in accordance with the authoritative guidance for the accounting for the impairment or disposal of long-lived assets (“ASC 360-10”), there is an event or change in circumstances that indicates an impairment in value. An asset is considered potentially impaired when the undiscounted future cash flows are not sufficient to recover the asset’s carrying value. If such indicator of impairment is present, an impairment loss is recognized to the extent the carrying amount of the asset exceeds its fair value. We record assets held for sale at the lower of carrying value or fair value less costs to sell. The following criteria are used to determine if an asset is held for sale: management has the authority and commits to a plan to sell the asset, the asset is available for sale in its current condition, the sale is probable within one year and the property is being actively marketed at a reasonable price point.

Depreciation of Real Estate — Depreciation is computed on a straight-line basis at rates based on the estimated useful life of the asset. Buildings, improvements and equipment are depreciated over 7 to 40 years, beginning the month the property is rentable. Accumulated depreciation as of June 30, 2014 and December 31, 2013 was $6,128,185 and $3,515,299, respectively.

Cash and Cash Equivalents and Restricted Cash — Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. All of the Company’s cash and cash equivalents, including cash reserved for capital expenditures, are held at major commercial banks which at times may exceed the Federal Deposit Insurance Corporation limit of $250,000. Restricted cash consists of cash restricted by contractual requirements associated with our credit facility.

Accounts Receivable — Accounts receivable includes amounts receivable from the Rental Manager, tenants, employees, miscellaneous receivables from non-affiliated entities and security deposits paid by tenants and held in escrow by the Rental Manager. We evaluate the collectability of accounts receivable and establish an allowance for accounts greater than 60 days past due, as applicable.

Amortization of Deferred Financing Costs — Amortization is computed on a straight-line basis, which approximates the effective interest method and is included in interest expense. Unamortized deferred financing costs are charged to expense upon the early repayment or extinguishment of the related financing.

Depreciation of Computer Systems — Depreciation is computed on a straight-line basis at rates based on the estimated useful life of the asset. Equipment used in the operations of the business is depreciated over a period of 3 to 5 years. Accumulated depreciation was $155,314 and $97,215 as of June 30, 2014 and December 31, 2013, respectively.

Tenant Security Deposits and Prepaid Rents — Security deposits received from tenants are recorded as a liability on the Company’s consolidated balance sheet. For properties managed by the Rental Manager, security deposits received from tenants are held in an escrow account by the Rental Manager, but are a liability of the Company. As such, the Company has recorded these deposits as an asset and a liability on the Company’s consolidated balance sheet.

Revenue Recognition — Pre-owned homes are rented under leases generally with a one year term. Rental income is recognized on a straight-line basis over the related lease term. As a result, deferred income is recorded whenever the tenant prepays his/her rental obligation. The Company recognizes such prepayments as deferred income until earned. The Company sometimes acts as the buy-side broker in the purchase of rental homes and may receive a commission ranging from 2% to 3% of the purchase price. The Company recognizes these commissions as revenue when earned.

Equity Compensation — The Company accounts for stock-based compensation in accordance with guidance provided under ASC 505, Equity-Based Payment to Non-Employees, and ASC 718, Stock Compensation. The Company calculates the fair value of equity compensation instruments at the date of grant based on estimates of their expected term, the expected volatility of and dividend yield on our common stock over this expected term and a market risk-free rate of return. The grant date fair value of restricted stock units and founders’ shares is based upon the price of shares received in stock offerings immediately preceding the grant. The Company recognizes amortization expense for equity compensation, net of estimated forfeitures, over the vesting period.

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value Measurements — We have no assets or liabilities that are required to be measured at fair value on a recurring basis. The fair value of our cash and cash equivalents, restricted cash, cash held in escrow, accounts receivable, contract deposits refundable, prepaids and other assets, accounts payable and accrued expenses and tenant security deposits and prepaid rents approximate their carrying amounts due to the relatively short-term nature of these assets and liabilities. As discussed above, certain of our assets are required to be recorded at fair value on a non-recurring basis when events and circumstances indicate that the carrying value may not be recoverable. We review our long-lived assets, including real estate assets, for recoverability when factors indicate that an impairment may exist.

Income Taxes — The Company has elected to be taxed as a REIT under the Internal Revenue Code, or the Code, and the corresponding provisions of state law. To continue to qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to shareholders. The Company intends to operate in such a manner as to maintain its election for treatment as a REIT. Even with a qualified REIT status, the Company may be subject to some federal, state and local taxes on its income or property and income of its taxable REIT subsidiaries, if any will be subject to taxation at regular corporate rates.

3.                      COMMITMENTS AND CONTINGENCIES

Commitments — As of June 30, 2014, the Company’s REIT subsidiary had entered into contracts to purchase 1 pre-owned home in Florida and also had 6 homes in Florida and Nevada in pending short-sale acquisitions.

Contingencies — In the ordinary course of its business, the Company may be subject to claims related to personal injury or property damage, most of which would be covered by liability insurance. Various claims of employment and tenant discrimination may also be periodically brought, most of which would also be covered by insurance. As of June 30, 2014, the Company did not have any such claims that were both reasonably possible and reasonably estimable.

4.                      RELATED PARTY TRANSACTIONS

In May 2012, the Company entered into a transition services agreement with Beazer OpCo, a subsidiary of Beazer Homes. Under this agreement, Beazer OpCo provided the Company with an interim Chief Financial Officer through May 2013 and various back office and administrative support on an as-needed basis. This support is in functional areas such as tax, accounting, treasury, cash management, human resources, payroll, financial reporting and environmental and safety compliance and is provided at Beazer OpCo’s cost. Beazer OpCo elected to not charge the Company for services provided under the transition services agreement.

5.                      SUMMARY OF THE REAL ESTATE PORTFOLIO

As of June 30, 2014 and December 31, 2013, the Company’s real estate portfolio consisted of the following:

	Arizona	California	Florida	Nevada	Total

Properties owned	358	155	667	192	1,372
Properties rented	334	144	629	177	1,284

Land	$6,349,268	$7,660,826	$24,640,547	$3,865,218	$42,515,859
Buildings	37,075,253	25,685,725	91,001,075	21,708,849	175,470,902
Improvements	2,683,327	2,587,734	9,339,603	1,673,437	16,284,101

Investment in rental properties as of June 30, 2014	$46,107,848	$35,934,285	$124,981,225	$27,247,504	$234,270,862

	Arizona	California	Florida	Nevada	Total

Properties owned	357	152	566	192	1,267
Properties rented	339	135	450	184	1,108

Land	$6,283,056	$7,519,144	$20,823,298	$3,865,218	$38,490,716
Buildings	36,859,111	25,210,305	76,985,508	21,700,712	160,755,636
Improvements	2,470,506	2,228,674	6,693,128	1,572,689	12,964,997

Investment in rental properties as of December 31, 2013	$45,612,673	$34,958,123	$104,501,934	$27,138,619	$212,211,349

6.                      BRIDGE LOAN

On May 15, 2013, the Company entered into a credit agreement (the “Bridge Loan”) for up to $50 million. The Bridge Loan had an initial term of six months with a portion of the interest payable quarterly and a portion payable at maturity or early termination. The Bridge Loan was secured by a pledge of the equity interests of certain subsidiaries and a security interest in all personal property of the Company. The Bridge Loan was fully recourse to the Company.

On July 31, 2013, the Company terminated the Bridge Loan and paid the balance in full using proceeds from a new credit facility (Note 7).

7.                      CREDIT FACILITY

On July 31, 2013, certain subsidiaries of the Company entered into a new revolving credit facility of up to $200 million with initial commitments of $190 million from a syndicate of banks. Each of the borrowers under the credit facility, Beazer Pre-Owned Homes LLC and Beazer Pre-Owned Homes II LLC, as well as one of the guarantors under the facility, POH Financing Trust Owner, LLC, is a special purpose, bankruptcy remote entity meaning that such entity’s assets and credit (in amounts no greater than the Company’s outstanding borrowings) are not available to satisfy the debts and other obligations of either the Company or any other affiliate or entity. All amounts outstanding under the credit facility are collateralized by the equity interests of certain of the Company’s subsidiaries. The amounts outstanding under the credit facility and certain obligations contained therein are guaranteed by the Company only in the case of certain bad acts (including bankruptcy) and for completion of certain property renovations, as outlined in the credit documents.

Under the credit facility, the borrowers are able to draw up to 65% of the aggregate value of the eligible stabilized properties (55% for non-stabilized properties) based on the lesser of (a) the value or (b) the original purchase price plus certain renovation and other capitalized costs of the properties. The credit facility matures in July 2016 and bears interest at a varying rate of LIBOR, plus 3.25%. The credit facility will be used for the acquisition, financing and renovation of properties and other general purposes.

The credit facility does not contractually restrict the Company’s ability to pay dividends but certain covenants contained therein may limit the amount of cash available for distribution. The credit facility requires that the borrowers meet certain quarterly financial tests and contain customary events of default for a facility of this type, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness. Certain provisions of the credit facility require the Company to reserve cash for property renovations, interest, property repairs, insurance payments and tax payments. These reserves are presented within restricted cash on the Company’s consolidated balance sheet.

Our ability to borrow under the credit facility is subject to our compliance with a number of customary financial and other covenants on an ongoing basis including; a leverage ratio not to exceed 65% on stabilized properties, a leverage ratio of not greater than 55% on non-stabilized properties, a debt service coverage ratio of not less than 1.4 to 1.0, a debt yield of not less than 7.0% as well as minimum liquidity and net worth covenants. We are in compliance with all financial and other covenants at June 30, 2014.

Costs incurred in the placement of the Company’s debt are being amortized using the straight line method over the term of the related debt. As of June 30, 2014 and December 31, 2013, the Company had incurred deferred financing costs of $4,065,903 and $4,065,510 in connection with its revolving credit facility. Amortization expense for the six months ended June 30, 2014 and June 30, 2013 was $648,000 and $0, respectively, and was recorded as interest expense in the consolidated statements of operations.

8.                      PREFERRED STOCK

In January 2013, in order to comply with IRS rules which require REITs to have at least 100 shareholders, the Company issued 125 shares of 12.5% Series A Cumulative Non-Voting Preferred Stock to a select group of individual investors for $1,000 per share. These investors were deemed to be “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933. Holders of the Series A Preferred Stock will only be entitled to limited voting rights and will not be entitled to participate in or otherwise direct the management of the Company.

On June 30, 2014 the Company fully redeemed all 125 shares of the Preferred Stock. As of June 30, 2014 there was no preferred stock outstanding.

9.                      DIVIDENDS

In December 2012, the Company’s board of directors declared a dividend on its common stock.  The dividend totaled $50,000, or $0.0066 per share, and was paid on January 25, 2013 to all holders of common stock of record as of December 31, 2012.  During the six months ended June 30, 2013, the Company paid dividends in the amount of $7,812 to holders of its preferred stock.

10.               SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 15, 2014, which represents the date the financial statements were issued. Except as disclosed herein, no other subsequent events were identified. On July 1, 2014, the Company was acquired by American Homes 4 Rent in exchange for 8,158,001 Class A common shares in American Homes 4 Rent, $5.0 million of cash to be held in an indemnification escrow and extinguishment of approximately $108.2 million outstanding under the Company’s credit facility.

* * * * * *

AMERICAN HOMES 4 RENT

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2014, American Homes 4 Rent (the “Company”) acquired Beazer Pre-Owned Rental Homes, Inc. (“Beazer Rental Homes”) in exchange for 8,158,001 Class A common shares in the Company, $5.0 million of cash to be held in an indemnification escrow and extinguishment of $108.2 million outstanding under the Beazer Rental Homes credit facility (the “Beazer Rental Homes Acquisition”). As part of the Beazer Rental Homes Acquisition, the Company acquired a portfolio of 1,372 single-family properties located in California, Nevada, Arizona and Florida.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, has been prepared as if the Beazer Rental Homes Acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, and for the year ended December 31, 2013, have been prepared as if the Beazer Rental Homes Acquisition had occurred as of January 1, 2013.

In the opinion of the Company’s management, the unaudited pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Beazer Rental Homes Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions that are preliminary and are not necessarily, and should not be, assumed to be an indication of the results that would have been achieved had the Beazer Rental Homes Acquisition been completed as of the dates indicated or that may be achieved in the future. The final valuation and purchase price allocation of the Beazer Rental Homes Acquisition is not yet complete; its completion may cause material differences in the information presented.

AMERICAN HOMES 4 RENT

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(Amounts in thousands)

		(B)
		Beazer
	(A)	Rental
	Company	Homes		Company
	Historical	Acquisition		Pro Forma
ASSETS

SINGLE-FAMILY PROPERTIES:
Land	$847,564	$50,743	(C)	$898,307
Building and improvements	3,758,122	202,972	(C)	3,961,094
Single-family properties held for sale	5,012	—		5,012

	4,610,698	253,715		4,864,413

Less: accumulated depreciation	(126,904)	—		(126,904)

Single-family properties — net	4,483,794	253,715		4,737,509

CASH AND CASH EQUIVALENTS	239,075	2,423	(C)	241,498

RESTRICTED CASH	46,912	6,806	(C)	53,718

RENT AND OTHER RECEIVABLES — Net	5,646	250	(C)	5,896

ESCROW DEPOSITS, PREPAID EXPENSES AND OTHER ASSETS	56,110	767	(C)	56,877

DEFERRED COSTS AND OTHER INTANGIBLES — Net	30,365	—		30,365

GOODWILL	120,655	—		120,655

TOTAL ASSETS	$4,982,557	$263,961		$5,246,518

LIABILITIES

CREDIT FACILITY	$481,000	$125,878	(D)	$606,878

ASSET-BACKED SECURITIZATION	480,970	—		480,970

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	117,486	5,891	(C)	123,377

AMOUNTS PAYABLE TO AFFILIATES	6,598	—		6,598

CONTINGENTLY CONVERTIBLE SERIES E UNITS LIABILITY	74,638	—		74,638

PREFERRED SHARES DERIVATIVE LIABILITY	55,670	—		55,670

Total liabilities	1,216,362	131,769		1,348,131

COMMITMENTS AND CONTINGENCIES

EQUITY:
Shareholders’ equity:
Class A common shares	1,848	82	(E)	1,930
Class B common shares	6	—		6
Preferred shares	171	—		171
Additional paid-in capital	3,160,486	144,722	(F)	3,305,208
Accumulated deficit	(107,956)	(12,612	)(G)	(120,568)
Accumulated other comprehensive loss	(212)	—		(212)

Total shareholders’ equity	3,054,343	132,192		3,186,535

Noncontrolling interest	711,852	—		711,852

Total equity	3,766,195	132,192		3,898,387

TOTAL LIABILITIES AND EQUITY	$4,982,557	$263,961		$5,246,518

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMERICAN HOMES 4 RENT

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Amounts in thousands, except share data)

(I)
Beazer
(H)	Rental
Company	Homes	Pro Forma	Company
Historical	Historical	Adjustments	Pro Forma

REVENUES:
Rents from single-family properties	$162,632	$9,754	$—	$172,386
Fees from single-family properties	3,247	—	—	3,247
Tenant charge-backs	5,028	—	—	5,028
Other	675	20	—	695

Total revenues	171,582	9,774	—	181,356

EXPENSES:
Property operating expenses	81,450	4,435	—	85,885
General and administrative expense	10,777	2,279	(400	)(J)	12,656
Advisory fees	—	—	—	—
Interest expense	5,390	2,565	(733	)(K)	7,222
Noncash share-based compensation expense	1,144	1,237	(1,237	)(J)	1,144
Acquisition fees and costs expensed	1,371	7	—	1,378
Depreciation and amortization	73,456	2,684	491	(L)	76,631

Total expenses	173,588	13,207	(1,879)	184,916

GAIN ON REMEASUREMENT OF EQUITY METHOD INVESTMENT	—	—	—	—

REMEASUREMENT OF SERIES E UNITS	(7,700)	—	—	(7,700)

REMEASUREMENT OF PREFERRED SHARES	(598)	—	—	(598)

LOSS FROM CONTINUING OPERATIONS	(10,304)	(3,433)	1,879	(11,858)

DISCONTINUED OPERATIONS:
Gain on disposition of single-family properties	—	—	—	—
Income from discontinued operations	—	—	—	—

Total income from discontinued operations	—	—	—	—

NET LOSS	$(10,304)	$(3,433)	$1,879	$(11,858)

NONCONTROLLING INTEREST	7,832	—	(28	)(M)	7,804

DIVIDENDS ON PREFERRED SHARES	7,790	—	—	7,790

CONVERSION OF PREFERRED UNITS	—	—	—	—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,926)	$(3,433)	$1,907	$(27,452)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	185,510,004	193,668,005	(N)

LOSS FROM CONTINUING OPERATIONS	$(0.14)	$(0.14)

INCOME FROM DISCONTINUED OPERATIONS	—	—

NET LOSS PER SHARE — Basic and diluted	$(0.14)	$(0.14)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMERICAN HOMES 4 RENT

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Amounts in thousands, except share data)

(P)
Beazer
(O)	Rental
Company	Homes	Pro Forma	Company
Historical	Historical	Adjustments	Pro Forma
`
REVENUES:
Rents from single-family properties	$132,722	$9,822	$—	$142,544
Fees from single-family properties	3,639	—	—	3,639
Tenant charge-backs	1,588	—	—	1,588
Other	1,083	187	—	1,270

Total revenues	139,032	10,009	—	149,041

EXPENSES:
Property operating expenses	73,752	4,975	—	78,727
General and administrative expense	8,845	4,772	(600	)(Q)	13,017
Advisory fees	6,352	—	—	6,352
Interest expense	370	2,346	1,330	(R)	4,046
Noncash share-based compensation expense	1,079	3,144	(3,144	)(Q)	1,079
Acquisition fees and costs expensed	4,799	888	—	5,687
Depreciation and amortization	70,987	3,146	603	(S)	74,736

Total expenses	166,184	19,271	(1,811)	183,644

GAIN ON REMEASUREMENT OF EQUITY METHOD INVESTMENT	10,945	—	—	10,945

REMEASUREMENT OF SERIES E UNITS	(2,057)	—	—	(2,057)

REMEASUREMENT OF PREFERRED SHARES	(1,810)	—	—	(1,810)

LOSS FROM CONTINUING OPERATIONS	(20,074)	(9,262)	1,811	(27,525)

DISCONTINUED OPERATIONS:
Gain on disposition of single-family properties	904	—	—	904
Income from discontinued operations	104	—	—	104

Total income from discontinued operations	1,008	—	—	1,008

NET LOSS	(19,066)	(9,262)	1,811	(26,517)

NONCONTROLLING INTEREST	13,245	—	(1,785	)(T)	11,460

DIVIDENDS ON PREFERRED SHARES	1,160	—	—	1,160

CONVERSION OF PREFERRED UNITS	10,456	—	—	10,456

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(43,927)	$(9,262)	$3,596	$(49,593)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	123,592,086	131,750,087	(U)

LOSS FROM CONTINUING OPERATIONS	$(0.37)	$(0.39)

INCOME FROM DISCONTINUED OPERATIONS	0.01	0.01

NET LOSS PER SHARE — Basic and diluted	$0.36	$(0.38)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMERICAN HOMES 4 RENT

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(A)       Reflects the historical condensed consolidated balance sheet of the Company as of June 30, 2014.

(B)       Reflects the pro forma effect of the Beazer Rental Homes Acquisition as of June 30, 2014.

(C)       Reflects the estimated fair value of net assets acquired as part of the Beazer Rental Homes Acquisition. The preliminary purchase price allocation is as follows (amounts in thousands):

Estimated fair value of Class A common shares issued	$144,804
Cash held in indemnification escrow	5,020
Extinguishment of Beazer Rental Homes credit facility	108,246

Total estimated purchase price	$258,070

Estimated fair value of assets and liabilities acquired:
Land	$50,743
Building and improvements	202,972
Cash and cash equivalents	2,423
Restricted cash	6,806
Rent and other receivables, net	250
Escrow deposits, prepaid expenses and other assets	767
Accounts payable and accrued expenses	(5,891)

Estimated fair value of assets and liabilities acquired	$258,070

(D)       Reflects incremental borrowing on the Company’s credit facility used for the Beazer Rental Homes Acquisition, including payment of a $12.6 million acquisition fee to American Homes 4 Rent, LLC (“AH LLC”) (see note (G) below).

(E)        Reflects $0.01 par value of 8,158,001 Class A common shares in the Company issued in connection with the Beazer Rental Homes Acquisition.

(F)         Reflects $144.7 million in excess of $0.08 million par value of the 8,158,001 Class A common shares in the Company issued in connection with the Beazer Rental Homes Acquisition. The Class A common shares were preliminarily valued at $17.75 per share, based on the closing price of the Company’s Class A common shares on the date of the Beazer Rental Homes Acquisition.

(G)       Under the terms of the Company’s Agreement on Investment Opportunities with AH LLC, the Company paid AH LLC a $12.6 million acquisition fee as part of the Beazer Rental Homes Acquisition. As the acquisition fee was directly attributable to the Beazer Rental Homes acquisition and is not expected to recur going forward, the adjustment was not included in the pro forma condensed consolidated statement of operations.

AMERICAN HOMES 4 RENT

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(H)      Reflects the historical condensed consolidated statement of operations of the Company for the six months ended June 30, 2014.

(I)           Reflects the historical condensed consolidated statement of operations of Beazer Rental Homes for the six months ended June 30, 2014, which is included in this Current Report on Form 8-K/A pursuant to Rule 3-05 of Regulation S-X.

(J)           Elimination of compensation expense associated with certain employment and equity compensation contracts terminated as part of the Beazer Rental Homes Acquisition.

(K)      Adjustment to reflect the change in interest expense associated with the extinguishment of the Beazer Rental Homes credit facility and incremental borrowings on the Company’s credit facility, which bears interest at 30 day LIBOR plus 2.75%.

(L)        Adjustment to reflect pro forma depreciation expense based on the preliminary purchase price allocation of the Beazer Rental Homes Acquisition.  Estimated useful lives of 5 to 30 years were assumed to compute depreciation for buildings and improvements on a straight-line basis.

(M)    Reflects adjustment to allocation of net loss to noncontrolling interest as if the Beazer Rental Homes Acquisition had occurred on January 1, 2013.

(N)       Historical weighted-average shares outstanding have been adjusted to include the 8,158,001 Class A common shares in the Company issued in connection with the Beazer Rental Homes Acquisition.

AMERICAN HOMES 4 RENT

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(O)       Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2013.

(P)         Reflects the historical consolidated statement of operations of Beazer Rental Homes for the year ended December 31, 2013, which is included in this Current Report on Form 8-K/A pursuant to Rule 3-05 of Regulation S-X.

(Q)       Elimination of compensation expense associated with certain employment and equity compensation contracts terminated as part of the Beazer Rental Homes Acquisition.

(R)       Adjustment to reflect the change in interest expense associated with the extinguishment of the Beazer Rental Homes credit facility and incremental borrowings on the Company’s credit facility, which bears interest at 30 day LIBOR plus 2.75%.

(S)         Adjustment to reflect pro forma depreciation expense based on the preliminary purchase price allocation of the Beazer Rental Homes Acquisition. Estimated useful lives of 5 to 30 years were assumed to compute depreciation for buildings and improvements on a straight-line basis.

(T)        Reflects adjustment to allocation of net loss to noncontrolling interest as if the Beazer Rental Homes Acquisition had occurred on January 1, 2013.

(U)       Historical weighted-average shares outstanding have been adjusted to include the 8,158,001 Class A common shares in the Company issued in connection with the Beazer Rental Homes Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: September 15, 2014	By:	/s/ Diana M. Laing

	Name:	Diana M. Laing

	Title:	Chief Financial Officer